                                                                    Exhibit 31.2

                                 CERTIFICATIONS

I, Julie A. McGraw, certify that:

      1.    I have reviewed this Form 10-K/A of HMI Industries Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

                                           /s/ Julie A. McGraw
                                           -------------------------------------
                                           Julie A. McGraw
                                           Chief Financial Officer and Treasurer
                                           January 28, 2005

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